Exhibit 15.9

4 April 2018

China National Offshore Oil Corporation Limited

No. 25, Chaoyangmenbei Daijie Dongcheng District

Beijing 100010,

P.R. China

Dear Sir,

Consent of Gaffney, Cline & Associates

As independent reserves advisors of CNOOC Limited (CNOOC), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to the references to GCA and to the inclusion of information contained in our reports entitled “Independent Letter –The Missan Oil Fields In Eastern Iraq Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2017” and “Independent Letter –The Greater Angostura Fields Block 2C, Trinidad & Tobago Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2017” as of March 2018 prepared for CNOOC, and to the annexation of our reports as an exhibit on Form 20-F in CNOOC’s Annual Report pursuant to Section 13 or 15(d) of the Securities and Exchange Commission Act of 1934.

Yours faithfully,

Gaffney, Cline & Associates (Consultants) Pte Ltd

/s/ Stephen Lane
Stephen M. Lane, Technical Director

SML/YDH/mlt/PS-17-2055 & PS-17-2056/L0051

China National Offshore Oil Corporation Limited

 UEN: 198701453N